ALLMERICA FINANCIAL
440 LINCOLN STREET
WORCESTER, MASSACHUSETTS 01653

                               PRINCIPAL UNDERWRITER AND EXCLUSIVE DISTRIBUTOR
                        ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                              FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                                                   ALLMERICA INVESTMENTS, INC.
------------------------------------------------------------------------------

              GROUP VARI-EXCEPTIONAL LIFE PLUS CERTIFICATES*

                              COMMISSION SCHEDULE

                                STANDARD SERVICE

                            Premium Paid:       3%

                            Fee**:              $12/quarter

                            Trail***:           .25%

              STANDARD SERVICE WITH LOWER ADMINISTRATION CHARGE

                            Premium Paid:       3%

                            Trail**:            .25%

               CONSULTATIVE SERVICE WITH ONGOING ADMINISTRATION

                            Trail**:            .25%

                                    FULL SERVICE

                              FOR EACH CERTIFICATE YEAR
                          PERCENTAGE OF TOTAL PREMIUMS PAID

                      Premiums Paid Year 1:                  9%
                      Premiums Paid Year 2 through 5:        4%

                      Trail**:                               .25%

                                    FULL SERVICE

                              FOR EACH CERTIFICATE YEAR
                          PERCENTAGE OF TOTAL PREMIUMS PAID

                      Premiums Paid Year 1:                  9%
                      Premiums Paid Year 2 through 5:        6%
                      Premiums Paid Year 6 on:               5%


                                  MODERATE SERVICE

                              FOR EACH CERTIFICATE YEAR
                          PERCENTAGE OF TOTAL PREMIUMS PAID

                      Premiums Paid Year 1:                  6%
                      Premiums Paid Year 2 through 5:        3%
                      Premiums Paid Year 6 and thereafter:   2%


                       FULL SERVICE WITH ONGOING ADMINISTRATION

                              FOR EACH CERTIFICATE YEAR
                          PERCENTAGE OF TOTAL PREMIUMS PAID

                      Premiums Paid Year 1:                  6%
                      Premiums Paid Year 2 and thereafter:   5%

                      Fee**:                                 $12/quarter
                      Trail***:                              .25%

  * Allmerica Financial Life Insurance and Annuity Company Certificate Form 1029-94. First Allmerica Financial Life Insurance Company Certificate Form 1029-94NY

 ** Fee is paid in arrears for each Certificate that is in force at the end of each calendar quarter. Fee is payable within 60 days following the end of each calendar quarter.

*** Trail commissions will be paid within 60 days following the end of each calendar quarter. Quarterly trail commissions will be .0625% (1/4 of .25%) of the unloaned value of each eligible Certificate. For purposes of trail commission calculations, unloaned account value means the cash value of a Certificate on the last day of the calendar quarter immediately preceding the payment date less the principal of any Certificate loan and accrued interest thereon. The first trail commission for a Certificate will be paid on the first quarterly payment date following the first anniversary of the date of issue of the Certificate (e.g., if the Certificate is issued on March 1, 1995, the first trail commission will be payable within 60 days of March 31,
     1996). Trail commissions will continue to be paid while the Sales Agreement remains in force and will be paid on a particular Certificate while the Certificate remains in force.

No expense allowances are payable on Group Vari-Exceptional Life Plus Certificates.

NOTE:  COMMISSIONS WILL ONLY BE PAID WHILE THE SALES AGREEMENT IS IN FORCE.